UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2013

Commission File Number	Name of Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number

001-04117	Interstate Power and Light Company (an Iowa corporation) Alliant Energy Tower Cedar Rapids, Iowa 52401 Telephone (319) 786-4411	42-0331370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Under the restated articles of incorporation, as amended, of Interstate Power and Light Company (the “Company”), the board of directors is authorized without further shareholder action to provide for the issuance of up to 16,000,000 shares of preferred stock in one or more series. On March 14, 2013, the Company adopted Articles of Amendment of Interstate Power and Light Company (Regarding Designation and Authorization of 5.100% Series D Cumulative Perpetual Preferred Stock) (the “Articles of Amendment”) to its restated articles of incorporation designating 8,000,000 shares of the Company’s preferred stock as “5.100% Series D Cumulative Perpetual Preferred Stock” (the “Series D Preferred Stock”). The Articles of Amendment are effective as of March 20, 2013.

The terms of the Series D Preferred Stock are set forth in the Articles of Amendment that are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01 Other Events

On March 14, 2013, the Company entered into an underwriting agreement (the “Underwriting Agreement”), with Robert W. Baird & Co. Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC, and Wells Fargo Securities, LLC, as representatives of the other underwriters named therein, for the sale of 8,000,000 shares (the “Shares”) of the Series D Preferred Stock. The Series D Preferred Stock was offered to the public at a price of $25.00 per share. The underwriting discount was $0.7875 per share for retail orders and $0.5000 per share for institutional orders. The Company estimates that the net proceeds from this offering will be approximately $194.5 million (after deducting underwriting discounts and estimated offering expenses). The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Certain of the underwriters have performed investment banking and advisory services for the Company from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business.

On March 14, 2013, the Company issued a press release announcing that it had priced the offering of the Shares. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibits are filed herewith in connection with the Registration Statement on Form S-3 (File No. 333-178577-02) filed by the Company with the Securities and Exchange Commission on December 16, 2011.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated March 14, 2013, by and among the Company and Robert W. Baird & Co. Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC, and Wells Fargo Securities, LLC, as representatives of the other underwriters named therein

3.1	Articles of Amendment of Interstate Power and Light Company (Regarding Designation and Authorization of 5.100% Series D Cumulative Perpetual Preferred Stock)

4.1	Form of Preferred Stock Certificate

5.1	Opinion of Godfrey & Kahn, S.C. as to the legality of the Series D Preferred Stock

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2013

INTERSTATE POWER AND LIGHT COMPANY

By:	/s/ John E. Kratchmer
John E. Kratchmer Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated March 14, 2013, by and among the Company and Robert W. Baird & Co. Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC, and Wells Fargo Securities, LLC, as representatives of the other underwriters named therein

3.1	Articles of Amendment of Interstate Power and Light Company (Regarding Designation and Authorization of 5.100% Series D Cumulative Perpetual Preferred Stock)

4.1	Form of Preferred Stock Certificate

5.1	Opinion of Godfrey & Kahn, S.C. as to the legality of the Series D Preferred Stock

99.1	Press Release

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